 EX‑35.2

 (logo) LNR

           Partners, LLC

ANNUAL STATEMENT OF COMPLIANCE

OF

LNR PARTNERS, LLC

The undersigned, Job Warshaw, being the President of LNR Partners, LLC (the "Special Servicer"), as special servicer under the applicable Pooling and Servicing Agreement for the transactions listed on Schedule I hereto, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, on behalf of the Special Servicer, solely in his capacity as an authorized officer of the Special Servicer and not in his individual capacity, as follows:

1. A review of the activities performed by the Special Servicer during the period commencing on January 1, 2015 and ending on December 31, 2015 (or any other shorter period set forth on Schedule I hereto) (the “Reporting Period"), and of the Special Servicer's performance under the Pooling and Servicing Agreement has been made under my supervision; and

2. To the best of my knowledge, based on such review and using the applicable servicing criteria under Item 1122 of Regulation AB, the Special Servicer has fulfilled all of its obligations under the applicable Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

LNR PARTNERS, LLC,

a Florida limited liability company

By: /s/ Job Warshaw

Job Warshaw

President

Dated: February 23, 2016

1601 Washington Avenue · Suite 700 · Miami Beach, Florida 33139-3164

Telephone: (305) 695-5600 · Fax: (305) 695-5601

Schedule I

WFRBS 2012-C9

RBS Commercial Funding Inc., Commercial Mortgage Pass-Through Certificates, Series 2012-C9

Fitch Ratings Inc.

33 Whitehall Street

Attention: Commercial Mortgaged Surveillance

New York NY 10004

General Contact

Moody's Investors Service, Inc.

7 World Trade Center

250 Greenwich Street

Attn: Commercial Mortgage Surveillance Group

New York NY 10007

General Contact

Morningstar Structured Credit Ratings

1065 Avenue of the Americas, 33rd Floor

New York NY 10018

Mary Chamberlain

RBS Commercial Funding Inc.,

Tejal Wadhwani

Trimont Real Estate Advisors, Inc.,

McKenna Long & Albridge LLP

303 Peachtree Road, Suite 5300

Atlanta GA 30308

Patrick McGeehan

U.S. Bank, National Association

US Bank Global Structured Finance

MK-IL-SL7R

190 S. LaSalle St., 7th Floor

Chicago IL 60603

Edward Przybycien

Wells Fargo Bank, N.A.

9062 Old Annapolis Road

Columbia MD 21045

Group Notices